Exhibit 99.1

PRESS RELEASE

Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal Year 2024 First Quarter Financial Results;
Reaffirms Fiscal Year 2024 Guidance

Fiscal Year 2024 First Quarter Highlights

•	Net sales of $78.7 million as reported

o	Includes $0.7 million of Dialysis and BioSentry Biopsy Tract Sealant System sales

o	Net sales increased 5.7% on a pro-forma basis when excluding Dialysis and BioSentry, compared to the prior-year quarter

o	Med Tech net sales of $25.9 million increased 13.3%

o	Med Device net sales of $52.8 million as reported

◾	Med Device net sales increased 2.3% on a pro-forma basis

•	Gross margin of 50.9%

o	Declined 20 basis points on a pro-forma basis year over year

•	Completed the sale of the Dialysis and BioSentry Biopsy Tract Sealant System businesses to Merit Medical Systems, Inc. for $100.0 million in cash

•	GAAP earnings per share of $1.15

•	As reported adjusted loss per share of $0.12

•	Cash and cash equivalents at August 31, 2023 were $57.6 million

•	Completed enrollment in the PRESERVE study for the use NanoKnife to treat prostate tissue

Latham, New York, October 4, 2023 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients, today announced financial results for the first quarter of fiscal year 2024, which ended August 31, 2023.

“We started Fiscal Year 2024 with strong performance across both businesses, driven by continued strength from NanoKnife and our International markets,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We remain focused on bringing innovative new products to market, expanding the approved indications for our existing products, and continuing to build a body of compelling clinical evidence in support of these indications and products.”

 First Quarter 2024 Financial Results

Net sales for the first quarter of fiscal year 2024 were $78.7 million, including $0.7 million of Dialysis and BioSentry Tract Sealant System sales. On a pro forma basis, excluding sales of Dialysis and BioSentry, net sales increased 5.7% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.

Med Tech net sales were $25.9 million, a 13.3% increase from $22.8 million in the prior- year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Year-over-year growth was driven by Auryon sales during the quarter of $11.1 million, which increased 25.7%, NanoKnife disposable sales of $4.3 million, which grew 34.5%, and AlphaVac sales of $1.8 million, which grew 1.8%. AngioVac sales were $6.3 million in the quarter, a decline of 7.7% year over year and up 3.6% sequentially from the fourth fiscal quarter of FY23.

Med Device net sales were $52.8 million. When excluding sales of Dialysis and BioSentry, Med Device net sales increased 2.3% compared to $51.0 million in the prior-year period.

U.S. net sales in the first quarter of fiscal 2024 were $64.4 million. When excluding sales of Dialysis and BioSentry, U.S. net sales increased 2.1% from $62.4 million a year ago. International net sales were $14.3 million. When excluding sales of Dialysis and BioSentry, International net sales increased 25.7%, compared to $11.3 million a year ago.

Gross margin for the first quarter of fiscal 2024 was 50.9%. On a pro forma basis, excluding Dialysis and BioSentry, gross margin of 50.8% decreased 20 basis points compared to the first quarter of fiscal 2023. Gross margin for the Med Tech business was 64.7%, an increase of 150 basis points from the first quarter of fiscal 2023. Gross margin for the Med Device business was 44.2%. On a pro forma basis, excluding Dialysis and BioSentry, Med Device gross margin of 43.9% decreased 170 basis points compared to the first quarter of fiscal 2023. Gross margin continued to be impacted by inflationary pressures including increased costs for labor and raw materials as well as geographic mix.

The Company recorded net income of $45.9 million, or earnings per share of $1.15, in the first quarter of fiscal 2024. This includes a gain on the sale of the Company’s Dialysis and BioSentry Tract Sealant System products of $47.8 million in connection with the transaction announced on June 8, 2023.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the first quarter of fiscal 2024 was $4.8 million, and adjusted loss per share was $0.12. When excluding Dialysis and BioSentry, on a pro-forma basis, adjusted net loss in the first quarter of fiscal 2024 was $5.2 million, or an adjusted net loss of $0.13 per share, compared to adjusted net loss of $6.0 million, or an adjusted net loss of $0.15 per share compared to the prior-year period. During the first quarter of fiscal 2024, the Company revised its annual equity grant practice for non-employee directors, moving from granting shares with a one-year vesting term to granting immediately vested shares. The target grant value was not changed from the prior year. This change resulted in cumulative expense totaling approximately $0.02 shifting into the first quarter instead of being ratably expensed over the remainder of fiscal year 2024.

Adjusted EBITDA in the first quarter of fiscal 2024, excluding the items shown in the reconciliation table below, was $0.8 million. When excluding Dialysis and BioSentry, on a pro-forma basis, adjusted EBITDA was $0.4 million compared to negative adjusted EBITDA of $1.6 million in the first quarter of fiscal 2023.

In the first quarter of fiscal 2024, the Company used $25.9 million in operating cash, had capital expenditures of $0.8 million and $0.8 million in Auryon placement and evaluation units. As stated in July, the Company expects to finish fiscal year 2024 with cash balances in the range of $65.0 to $70.0 million.

At August 31, 2023, the Company had $57.6 million in cash and cash equivalents compared to $44.6 million in cash and cash equivalents at May 31, 2023. During the first quarter, the Company used the proceeds from the divestiture of its Dialysis and BioSentry Tract Sealant System Biopsy businesses to extinguish its debt.

Fiscal Year 2024 Financial Guidance

The Company continues to expect its fiscal year 2024 net sales to be in the range of $328 to $333 million, gross margin to be approximately 50% to 52% and adjusted loss per share in the range of $0.28 to $0.34. For comparison, pro forma revenue, gross margin, and adjusted loss per share for FY23 when excluding the assets divested to Merit Medical were $306.3 million, 50.5%, and $0.43, respectively.

Conference Call

The Company's management will host a conference call today at 8:00 a.m. ET to discuss its first quarter 2024 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1- 201-689-8560 (international) and refer to the passcode 13741149.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Wednesday, October 4, 2023, until 11:59 p.m. ET on Wednesday, October 11, 2023. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13741149.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro-forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," “projects”, "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2023. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Aug 31, 2023	Aug 31, 2023	Aug 31, 2023	Aug 31, 2022	Aug 31, 2022	Aug 31, 2022
		(unaudited)			(unaudited)

Net sales	$78,679	(671)	$78,008	$81,537	$(7,746)	$73,791
Cost of sales (exclusive of intangible amortization)	38,619	(218)	38,401	39,232	(3,108)	36,124
Gross profit	40,060	(453)	39,607	42,305	(4,638)	37,667
% of net sales	50.9%		50.8%	51.9%		51.0%

Operating expenses
Research and development	7,941	(29)	7,912	8,333	(62)	8,271
Sales and marketing	27,368	—	27,368	26,543	(19)	26,524
General and administrative	10,856	(2)	10,854	10,101	(1)	10,100
Amortization of intangibles	3,625	—	3,625	4,837	(483)	4,354
Change in fair value of contingent consideration	(130)	—	(130)	211	—	211
Acquisition, restructuring and other items, net	3,212	—	3,212	5,581	(17)	5,564
Total operating expenses	52,872	(31)	52,841	55,606	(582)	55,024
Gain on sale of assets	47,842	—	47,842	—	—	—
Operating income (loss)	35,030	(422)	34,608	(13,301)	(4,056)	(17,357)
Interest income (expense), net	119	—	119	(381)	—	(381)
Other expense, net	(288)	—	(288)	(175)	—	(175)
Total other expense, net	(169)	—	(169)	(556)	—	(556)
Income (loss) before income tax benefit	34,861	(422)	34,439	(13,857)	(4,056)	(17,913)
Income tax benefit	(11,023)	—	(11,023)	(853)	—	(853)
Net income (loss)	$45,884	$(422)	$45,462	$(13,004)	$(4,056)	$(17,060)

Earnings (loss) per share
Basic	$1.15		$1.14	$(0.33)		$(0.43)
Diluted	$1.15		$1.14	$(0.33)		$(0.43)

Weighted average shares outstanding
Basic	39,842		39,842	39,302		39,302
Diluted	39,968		39,968	39,302		39,302

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended August 31, 2023 and 2022.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to non-GAAP Adjusted Net Loss:

	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Net income (loss) from continuing operations	$45,884	$(13,004)

Amortization of intangibles	3,625	4,837
Change in fair value of contingent consideration	(130)	211
Acquisition, restructuring and other items, net (1)	3,212	5,581
Gain on sale of assets	(47,842)	—
Tax effect of non-GAAP items (2)	(9,580)	(111)
Adjusted net loss	$(4,831)	$(2,486)

Reconciliation of Diluted Earnings (Loss) Per Share to non-GAAP Adjusted Diluted Loss Per Share:

	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Diluted earnings (loss) per share	$1.15	$(0.33)

Amortization of intangibles	0.09	0.12
Change in fair value of contingent consideration	—	0.01
Acquisition, restructuring and other items, net (1)	0.08	0.14
Gain on sale of assets	(1.20)	—
Tax effect of non-GAAP items (2)	(0.24)	—
Adjusted diluted loss per share	$(0.12)	$(0.06)

Adjusted diluted sharecount (3)	39,842	39,302

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended August 31, 2023 and 2022.

(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Net income (loss) from continuing operations	$45,884	$(13,004)

Income tax benefit	(11,023)	(853)
Interest expense, net	(119)	381
Depreciation and amortization	6,688	7,621
Change in fair value of contingent consideration	(130)	211
Stock based compensation	4,144	3,024
Acquisition, restructuring and other items, net (1)	3,212	5,581
Gain on sale of assets	(47,842)	—
Adjusted EBITDA	$814	$2,961

Per diluted share:
Adjusted EBITDA	$0.02	$0.08

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted Net Loss:

	Pro Forma
	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Pro forma net income (loss) from continuing operations	$45,462	$(17,060)

Amortization of intangibles	3,625	4,354
Change in fair value of contingent consideration	(130)	211
Acquisition, restructuring and other items, net (1)	3,212	5,564
Gain on sale of assets	(47,842)	—
Tax effect of non-GAAP items (2)	(9,483)	937
Adjusted pro forma net loss	$(5,156)	$(5,994)

Reconciliation of Pro Forma Diluted Earnings (Loss) Per Share to Pro Forma Adjusted Diluted Loss Per Share:

	Pro Forma
	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Pro forma diluted earnings (loss) per share	$1.14	$(0.43)

Amortization of intangibles	0.09	0.11
Change in fair value of contingent consideration	—	0.01
Acquisition, restructuring and other items, net (1)	0.08	0.14
Gain on sale of assets	(1.20)	—
Tax effect of non-GAAP items (2)	(0.24)	0.02
Adjusted pro forma diluted loss per share	$(0.13)	$(0.15)

Adjusted diluted sharecount (3)	39,842	39,302

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended August 31, 2023 and 2022.

(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA:

	Pro Forma
	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)

Pro forma net income (loss) from continuing operations	$45,462	$(17,060)

Income tax benefit	(11,023)	(853)
Interest expense, net	(119)	381
Depreciation and amortization	6,688	7,131
Change in fair value of contingent consideration	(130)	211
Stock based compensation	4,144	3,024
Acquisition, restructuring and other items, net (1)	3,212	5,564
Gain on sale of assets	(47,842)	—
Pro forma adjusted EBITDA	$392	$(1,602)

Per diluted share:
Adjusted EBITDA	$0.01	$(0.04)

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Aug 31, 2023	Aug 31, 2023	Aug 31, 2023	Aug 31, 2022	Aug 31, 2022	Aug 31, 2022	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$25,860	$—	$25,860	$22,817	$—	$22,817	13.3%			13.3%
Med Device	52,819	(671)	52,148	58,720	(7,746)	50,974	(10.0)%			2.3%
	$78,679	$(671)	$78,008	$81,537	$(7,746)	$73,791	(3.5)%	0.0%	(3.5)%	5.7%	0.1%	5.8%

Net Sales
United States	$64,399	$(650)	$63,749	$69,023	$(6,576)	$62,447	(6.7)%			2.1%
International	14,280	(21)	14,259	12,514	(1,170)	11,344	14.1%	0.3%	14.4%	25.7%
	$78,679	$(671)	$78,008	$81,537	$(7,746)	$73,791	(3.5)%	0.0%	(3.5)%	5.7%	0.1%	5.8%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended August 31, 2023 and 2022.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Aug 31, 2023	Aug 31, 2023	Aug 31, 2023	Aug 31, 2022	Aug 31, 2022	Aug 31, 2022	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$16,727	$—	$16,727	$14,429	$—	$14,429	15.9%	15.9%
Gross profit % of sales	64.7%		64.7%	63.2%		63.2%

Med Device	$23,333	$(453)	$22,880	$27,876	$(4,638)	$23,238	(16.3)%	(1.5)%
Gross profit % of sales	44.2%		43.9%	47.5%		45.6%

Total	$40,060	$(453)	$39,607	$42,305	$(4,638)	$37,667	(5.3)%	5.2%
Gross profit % of sales	50.9%		50.8%	51.9%		51.0%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended August 31, 2023 and 2022.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Aug 31, 2023	May 31, 2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$57,586	$44,620
Accounts receivable, net	49,755	52,826
Inventories	59,972	55,325
Prepaid expenses and other	8,162	4,617
Current assets held for sale	—	6,154
Total current assets	175,475	163,542
Property, plant and equipment, net	43,356	44,384
Other assets	9,430	10,676
Intangible assets, net	106,671	111,144
Goodwill	159,017	159,238
Non-current assets held for sale	—	43,653
Total assets	$493,949	$532,637
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$24,807	$40,445
Accrued liabilities	26,079	26,617
Current portion of contingent consideration	4,729	14,761
Other current liabilities	1,837	2,002
Total current liabilities	57,452	83,825
Long-term debt	—	49,818
Deferred income taxes	1,279	12,813
Contingent consideration	4,438	4,535
Other long-term liabilities	2,976	3,350
Total liabilities	66,145	154,341
Stockholders' equity	427,804	378,296
Total Liabilities and Stockholders' Equity	$493,949	$532,637

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	Aug 31, 2023	Aug 31, 2022
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$45,884	$(13,004)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,688	7,660
Non-cash lease expense	476	621
Stock based compensation	4,144	3,024
Gain on disposal of assets	(47,842)	—
Transaction costs for disposition	(2,427)	—
Change in fair value of contingent consideration	(130)	211
Deferred income taxes	(11,415)	(907)
Change in accounts receivable allowances	(78)	45
Fixed and intangible asset impairments and disposals	65	87
Write-off of other assets	869	—
Other	(9)	(96)
Changes in operating assets and liabilities:
Accounts receivable	3,157	(1,425)
Inventories	(4,574)	(6,238)
Prepaid expenses and other	(4,168)	(5,733)
Accounts payable, accrued and other liabilities	(16,539)	(8,990)
Net cash used in operating activities	(25,899)	(24,745)
Cash flows from investing activities:
Additions to property, plant and equipment	(791)	(809)
Additions to placement and evaluation units	(767)	(2,227)
Acquisition of intangibles	—	(540)
Proceeds from sale of assets	100,000	—
Net cash provided by (used in) investing activities	98,442	(3,576)
Cash flows from financing activities:
Repayment of long-term debt	(50,000)	(45,000)
Proceeds from borrowings on long-term debt	—	70,000
Deferred financing costs on long-term debt	—	(706)
Payment of acquisition related contingent consideration	(10,000)	—
Proceeds from exercise of stock options and employee stock purchase plan	410	82
Net cash (used in) provided by financing activities	(59,590)	24,376
Effect of exchange rate changes on cash and cash equivalents	13	(316)
Increase (decrease) in cash and cash equivalents	12,966	(4,261)
Cash and cash equivalents at beginning of period	44,620	28,825
Cash and cash equivalents at end of period	$57,586	$24,564